Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-238578, 333-209232, 333-202387 and 333-192755 on Form S-3 of Cleveland Biolabs, Inc. of our report dated February 12, 2021, relating to the financial statements of Cytocom, Inc., included in Form S-4 of Cleveland Biolabs, Inc., which is incorporated by reference in this Current Report on Form 8-K of Cleveland Biolabs, Inc. dated February 18, 2020.

/s/ TURNER, STONE & COMPANY, LLP

Dallas, Texas

February 18, 2021